Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”).

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of CEP, Pubco and Twenty One Assets, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination occurred September 30, 2025. The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, presents pro forma effect to the Business Combination as if it had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been if the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been derived from:

●	The historical unaudited financial statements of CEP as of September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

●	The historical unaudited consolidated financial statements of Pubco as of September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

●	The historical unaudited financial statements of Twenty One as of September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been derived from:

●	The historical unaudited financial statements of CEP for the nine months ended September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

●	The historical unaudited consolidated financial statements of Pubco for the period March 7, 2025 (Inception) to September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

●	The historical unaudited financial statements of Twenty One for the period April 17, 2025 (Inception) to September 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, has been derived from the historical audited financial statements of CEP for the year ended December 31, 2024, and the related notes thereto included elsewhere in this prospectus. Pubco was incorporated on March 7, 2025, and Twenty One was incorporated on April 17, 2025; therefore, there are no historical statement of operations for the year ended December 31, 2024, included in the unaudited pro forma condensed combined statement of operations as of December 31, 2024.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this Current Report on Form 8-K which incorporates Transaction Accounting Adjustments. Pubco, Twenty One Assets and CEP have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Pubco, Twenty One Assets and CEP included in this Current Report on Form 8-K and Pubco’s andTwenty One Asset’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Current Report on Form 8-K.

Description of the Transactions

Business Combination

As previously disclosed, on April 22, 2025, CEP, the Company, CEP Merger Sub, Twenty One Assets, Tether, the Sellers and, solely for certain limited purposes, SoftBank, entered into the Business Combination Agreement.

On December 3, 2025, CEP held an extraordinary general meeting of its shareholders (the “Meeting”) in connection with the Business Combination. At the Meeting, CEP shareholders voted to approve the Business Combination and the other related proposals. After giving effect to redemption reversals, a total of 1,596 CEP Class A Ordinary Shares were presented for redemption for cash at a price of approximately $10.75 per share in connection with the Meeting.

Pursuant to the Contribution Agreement, immediately prior to the Closing, Tether and Bitfinex contributed (the “Contribution”) to the Company 24,500 Bitcoin and 7,000 Bitcoin, respectively, in exchange for (i) in the case of Tether, 208 Company Class A Interests and 208 Company Class B Interests, and (ii) in the case of Bitfinex, 59 Company Class A Interests and 59 Company Class B Interests.

Pursuant to the Business Combination Agreement, on December 8, 2025, upon the Closing, (i) CEP merged with and into CEP Merger Sub, with CEP Merger Sub continuing as the surviving entity (such surviving entity, the “CEP Surviving Subsidiary,” such transaction, the “CEP Merger”), as a result of which CEP Shareholders received one share of Pubco Class A Stock for each CEP Class A Ordinary Share held by such CEP Shareholder, and (ii) Twenty One Assets merged with and into CEP Merger Sub C, Inc., a Delaware corporation and an indirect subsidiary of CEP (“Company Merger Sub”), with Company Merger Sub continuing as the surviving company (such surviving company, the “Company Surviving Subsidiary,” such transaction, the “Company Merger” and the Company Merger together with the CEP Merger, the “Mergers”), as a result of which the Sellers received shares of Pubco Class A Stock and Pubco Class B Stock, in exchange for their membership interests in the Company. Immediately following the Business Combination, CEP Surviving Subsidiary and Company Surviving Subsidiary became wholly owned subsidiaries of Pubco.

Further, as previously disclosed, on April 22, 2025, Pubco and CEP entered into the Convertible Notes Subscription Agreements with the Convertible Note Investors, who agreed to make a private investment in Pubco by purchasing the Convertible Notes with an aggregate principal amount of $340.2 million (the “Subscription Notes” and such subscription, the “Initial Convertible Notes PIPE” and together with the option for the Option Notes, the exchange for the Exchange Notes and any issuance of the Engagement Letter Notes, the “Convertible Notes PIPE”). Pursuant to the Convertible Notes Subscription Agreements, Pubco granted the Convertible Note Investors an option to purchase up to an aggregate of $100 million additional principal amount of Convertible Notes (the “Option Notes”) at any time before May 22, 2025 (the “Option Period”) on a pro rata basis based on such Convertible Note Investor’s participation in the Initial Convertible Notes PIPE, which Option Notes have been fully subscribed for by the Convertible Note Investors and the Sponsor (the “Option”). In connection therewith, on May 22, 2025, the Sponsor entered into the Sponsor Convertible Notes Subscription Agreement on substantially the same terms as the Convertible Notes Subscription Agreements with respect to its pro rata allotment of the Option Notes. At the Closing, Pubco issued $486.5 million of Convertible Notes to the Convertible Notes Investors and the Sponsor.

Further, as previously disclosed, April 22, 2025, Pubco and CEP also entered into subscription agreements the April Equity PIPE Subscription Agreements with the April Equity PIPE Investors, who have agreed to make a private investment in CEP by purchasing 20,000,000 CEP Class A Ordinary Shares for $200 million in the aggregate, which includes the value of an aggregate of 259.2396 Bitcoin (the “April In-Kind PIPE Bitcoin”) invested by certain April Equity PIPE Investors instead of cash (the “April Equity PIPE” and together with the Convertible Notes PIPE, the “April PIPE Investments”). The discrepancy from previously disclosed  347.6168 Bitcoin is due to a clerical error for an investor who had elected to subscribe in cash, not Bitcoin, at the time of signing its April Equity PIPE Subscription Agreement. At Closing, Tether contributed the difference of 88.3771 Bitcoin to Pubco. On June 19, 2025, CEP and Pubco entered into the June Equity PIPE Subscription Agreements with the June Equity PIPE Investors, pursuant to which CEP agreed to issue, and the June Equity PIPE Investors agreed to purchase, 7,857,143 CEP Class A ordinary shares (the “June Equity PIPE Shares”) for an aggregate purchase price of $165 million ($21.00 per share), which includes the value of an aggregate of 132.9547 Bitcoin (the “June In-Kind PIPE Bitcoin” and together with the April In-Kind PIPE Bitcoin, the “In-Kind PIPE Bitcoin”) invested by certain June Equity PIPE Investors instead of cash (the “June Equity PIPE,” together with the April Equity PIPE, the “Equity PIPEs,” and collectively with the Convertible Notes PIPE, the “PIPE Investments”). The April Equity PIPE Investors and June Equity PIPE Investors confirmed, at the time of entering into their respective subscription agreements, the amounts, if any, that they will contribute as In-Kind PIPE Bitcoin.

At the Closing, Pubco issued 20,000,000 shares of Pubco Class A Stock to the April Equity PIPE Investors and 7,857,143 shares of Pubco Class A Stock to the June Equity PIPE Investors.

Pursuant to the Business Combination Agreement, (i) Tether purchased 4,812.220927 Bitcoin (the “Initial PIPE Bitcoin”) for an aggregate purchase price of $458.7 million (the “Initial PIPE Net Proceeds”), being equal to the aggregate gross cash proceeds of the Initial Convertible Notes PIPE and the April Equity PIPE less a holdback of $52 million, and, at Closing, Tether sold the Initial PIPE Bitcoin to Pubco for an amount equal to the Initial PIPE Net Proceeds, and (ii) Tether has purchased 917.47360612 Bitcoin (the “Option PIPE Bitcoin”) for an aggregate purchase price of $99.5 million (the “Option PIPE Net Proceeds”), being equal to the gross proceeds of the Option Notes less a holdback of $500,000, and, at Closing, Tether sold the Option PIPE Bitcoin to Pubco at a purchase price equal to the Option PIPE Net Proceeds.

Additionally, as previously disclosed, on June 23, 2025, Tether, Pubco, SoftBank and, solely for certain limited purposes, CEP, entered into the June PIPE Bitcoin Sale and Purchase Agreement, pursuant to which Tether has purchased 1,381.15799423 Bitcoin (the “June PIPE Bitcoin” and together with the Initial PIPE Bitcoin and the Option PIPE Bitcoin, the “PIPE Bitcoin”) for an aggregate purchase price of approximately $147.5 million (the “June PIPE Net Proceeds”) being the aggregate gross cash proceeds of the June Equity PIPE less a holdback of $3.3 million. At the Closing and upon the funding of the June Equity PIPE, Pubco purchased from Tether the June PIPE Bitcoin for an aggregate price equal to the June PIPE Net Proceeds.

The sale of the Initial PIPE Bitcoin, the Option PIPE Bitcoin and the June PIPE Bitcoin by Tether to Pubco are referred to herein as the “PIPE Bitcoin Sale.” Pursuant to the Business Combination Agreement, Tether agreed to purchase a number of Bitcoin (the “Additional PIPE Bitcoin”), if the sum of the Initial PIPE Bitcoin and the Option PIPE Bitcoin is less than 10,500 Bitcoin. Tether has purchased 4,422.688667 Bitcoin as the Additional PIPE Bitcoin and immediately prior to Closing, Tether contributed such amount of Bitcoin to Pubco at Closing (such contribution, the “Additional PIPE Bitcoin Sale”) in exchange for additional shares of 37,532,514 shares of Pubco Class A Stock and 37,532,514 shares of Pubco Class B Stock.

Concurrently with the signing of the Business Combination Agreement, (i) CEP, Pubco and Cantor EP Holdings, LLC (the “Sponsor”) entered into the sponsor support agreement (as amended by Amendment No. 1 to Sponsor Support Agreement, dated as of June 25, 2025, the “Sponsor Support Agreement”), pursuant to which, among other matters described below, Pubco and Sponsor entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) at Closing, pursuant to which Sponsor exchanged 4,630,000 shares of Pubco Class A Stock (the “Exchange Shares”) in exchange for $46,300,000 Convertible Notes (the “Exchange Notes”), and (ii) Pubco, CEP andCF&Co. entered into the PIPE Engagement Letter, pursuant to which, among other matters, CF&Co. may receive the Engagement Letter Notes, such that the aggregate principal value of the Engagement Letter Notes and the Exchange Notes is equal to the sum of (i) 1.5% of the value of the Bitcoin to be contributed by Tether and Bitfinex pursuant to the Contribution Agreement dated April 22, 2025 between Tether, Bitfinex and Twenty One Assets, (ii) 1.5% of the gross proceeds received by Pubco and CEP pursuant to the April PIPE Investments, subject to certain adjustments and (iii) $98,963 in additional consideration.

Contemporaneously with the execution of the Business Combination Agreement, Tether and SoftBank entered into the SoftBank Purchase Agreement, pursuant to which, among other things, immediately following the Closing, Tether transferred to SoftBank 89,106,748 shares of Pubco Class A Stock and Pubco Class B Stock (the “SoftBank Shares”), and SoftBank paid Tether a consideration of $999,300,487.76 based on a formula described thereunder.

As previously disclosed, on October 16, 2025, Tether and the Sponsor entered into a sale and purchase agreement (the “Cantor Sale and Purchase Agreement”), pursuant to which, at Closing, the Sponsor purchased from Tether, and Tether sold to the Sponsor, (i) 490,000 shares of Pubco Class A Stock immediately after the consummation of the CEP Merger, and (ii) 10,000 shares of Pubco Class A Stock immediately after the completion of the sale of Softbank Shares, for an aggregate purchase price of $5,000,000 payable in cash (the “Cantor F&F Sale”).

Lock-Up Agreement

Concurrently with the Closing, Tether, Bitfinex and SoftBank each entered into a Lock-Up Agreement with Pubco (the “Lock-up Agreements”), pursuant to which each Seller and SoftBank agreed that the shares of Pubco Class A Stock received by each Seller and the shares of Pubco Class A Stock transferred by Tether to SoftBank will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.

The shares of Pubco Class A Stock held by each Seller and SoftBank will be locked up until the earlier of (i) the Anniversary Release; provided that, in the event the Resale Registration Statement has not been declared effective on or prior to the Anniversary Release, then the Anniversary Release will be deemed to be the date such Resale Registration Statement is declared effective by the SEC and (ii) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of Pubco’s shareholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, CEP, Pubco, the Sponsor, each Seller and SoftBank entered into an Amended and Restated Registration Rights Agreement that amended and restated the registration rights agreement entered into between CEP and the Sponsor at the time of CEP’s initial public offering and pursuant to which Pubco (i) assumed the registration obligations of CEP under such registration rights agreement, with such rights applying to the shares of Pubco Class A Stock and (ii) provides registration rights with respect to the resale of shares of Pubco Class A Stock held by the Sponsor, each Seller and SoftBank. Pursuant to the Amended and Restated Registration Rights Agreement, at least once in any 12-month period, Significant Specified Holders (as defined in the Amended and Restated Registration Rights Agreement) may request to sell all or any portion of their Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) in an underwritten offering so long as the total offering price is reasonably expected to exceed $25 million. Pubco has also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The Amended and Restated Registration Rights Agreement provides that Pubco will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

309,182,606 shares of Pubco Class A Stock are subject to registration rights pursuant to the Amended and Restated Registration Rights Agreement.

Services Agreement

Concurrently with the Closing, Pubco and Tether entered into the Services Agreement, pursuant to which Tether agreed to provide, or cause to be provided, certain services to Pubco and its subsidiaries in exchange for a services fee in the amount of $30,000 per calendar quarter or such other amount as may be agreed by the parties thereto.

Securities Exchange Agreement

At Closing, Pubco and the Sponsor entered into the Securities Exchange Agreement, pursuant to which the Sponsor exchanged 4,630,000 shares of Pubco Class A Stock for $46,300,000 principal amount of Exchange Notes. The Exchange Notes and shares of Pubco Class A Stock issuable upon conversion thereof have the same registration rights as set forth in the Convertible Notes Subscription Agreements. The Securities Exchange Agreement includes customary representations and warranties for both Pubco and the Sponsor.

Indenture

Concurrently with the Closing, pursuant to the Convertible Notes Subscription Agreements, Pubco, the Trustee, and Collateral Agent, entered into the Indenture, pursuant to which Pubco issued the Convertible Notes. The Convertible Notes were issued at 100% of the aggregate principal amount. The Convertible Notes will mature on December 1, 2030 and bear interest at 1.00% per year. The interest on the Convertible Notes is payable on June 15 and December 15 of each year, beginning on June 15, 2026. The Notes are senior, secured obligations of Pubco.

The initial conversion rate was determined based on the formula set forth in the Indenture as calculated at the Closing, of 72.0841. The conversion price is based on a reference price of $10.00 per share, multiplied by a ratio of (i) the BRRNY as averaged over the ten (10) consecutive days prior to Closing to (ii) $84,863.57, representing the Bitcoin Price as averaged over the ten (10) consecutive days prior to April 22, 2025, and is subject to a 30% premium.

The conversion rate is subject to customary anti-dilution adjustments. In addition, upon the occurrence of certain events prior to the maturity date or if Pubco delivers a notice of redemption, Pubco will increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances. The specific methodology for calculating the conversion price is set forth in the Indenture.

The Convertible Notes will be convertible into cash, shares of Pubco Class A Stock or a combination of cash and shares of Pubco Class A Stock, at Pubco’s election. Commencing after the calendar quarter ending on December 31, 2025 and prior to the close of business on the Business Day immediately preceding the date that is six (6) months prior to the maturity date, the Convertible Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods, including if the last reported sale price of Pubco Class A Stock exceeds 130% of the conversion price for certain specified periods. Thereafter, holders of the Convertible Notes may convert their Convertible Notes at their option at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Pubco may redeem for cash all or any portion of the Convertible Notes, at its option, on or after the date that is three (3) years after the Issue Date if the last reported sale price of Pubco Class A Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Pubco provides notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If Pubco undergoes a “fundamental change” (as defined in the Indenture), holders of the Convertible Notes may require Pubco to repurchase for cash all or any portion of their Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, holders of the Convertible Notes have the right to require Pubco to repurchase for cash all or any portion of their Convertible Notes beginning three years from the Issue Date at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the entire principal amount of all the Convertible Notes, and the interest accrued on such Convertible Notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving Pubco, the Convertible Notes will be due and payable immediately.

The Indenture provides that, if Pubco fails to meet certain registration deadlines described in the Indenture, the interest rate on the Convertible Notes will increase by 3.00% per annum for so long as such failure continues

Security Agreement

Concurrently with the Closing, pursuant to the Convertible Notes Subscription Agreements, Pubco and Anchorage Digital Bank, N.A., as collateral agent and securities intermediary, entered into the Security Agreement. Pursuant to the Security Agreement, subject to certain exceptions, the Convertible Notes are secured by a first priority security interest in 16,116.31574065 Bitcoin, representing $1,459.5 million, calculated based on the Bitcoin Price as averaged over the ten (10) consecutive days immediately prior to the Closing.

Governance Agreement

Concurrently with the Closing, the Sellers and SoftBank entered into the Governance Agreement (the “Governance Agreement”) which provides that, among other things, Pubco will be incorporated pursuant to the TBOC, and Pubco will utilize certain of the controlled company exemptions of its relevant national securities exchange, and also provides guidance as to the selection of the chair of the Pubco Board, meeting quorum, reserved matters and committees to be established by the Pubco Board as well as the appointment of the key management team and the corporate policies to be adopted by the Pubco Board after Closing.

Indemnification Agreements

Concurrently with the Closing, the Company entered into separate indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and the advancement of certain expenses incurred by each such director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

Insider Letter Agreement and Amendment

On December 5, 2025, pursuant to the Sponsor Support Agreement, CEP, the Sponsor and the Company entered into an amendment to the Insider Letter (the “Insider Letter Amendment”) to (a) add the Company as a party to the Insider Letter; (b) revise the terms of the Insider Letter to include Class A common stock of the Company, par value $0.01 per share, which pursuant to the Business Combination Agreement is issued in exchange for the CEP’s Class A ordinary shares; and (c) shorten the lock-up restrictions applicable to the Founder Shares from one (1) year to six (6) months and amend the terms of the lock-up set forth in Section 7 of the Insider Letter to reflect the terms of the lock-up agreements to be entered into pursuant to the Business Combination Agreement, at Closing.

The following table summarizes the pro forma number of shares of Pubco Common Stock outstanding following the consummation of the Business Combination and the Cantor F&F Sale, discussed further in the sections below, excluding the potential dilutive effect of the shares underlying the Convertible Notes.

Equity Capitalization Summary	Shares	%
Twenty One Class A members	304,852,729	88.0%
Public Shareholders	9,508,404	2.7%
Sponsor	4,339,847	1.3%
Equity PIPE Investors	27,857,143	8.0%
Total shares of Pubco Class A Stock outstanding	346,548,153	100.0%

	Shares	%
Twenty One Class B members	304,842,759	100.0%
Total shares of Pubco Class B Stock outstanding	304,842,759	100.0%

The following table shows the per share value of Pubco Common Stock held by non-redeeming holders of Pubco Class A Stock:

Shares	346,548,153
Book equity per share	$10.34

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP with CEP being treated as the acquired company for financial reporting purposes and Twenty One as the accounting “acquirer.” Accordingly, the financial statements of the combined entity will represent a continuation of the financial statements of Twenty One with the business combination treated as the equivalent of Twenty One issuing stock for the net assets of CEP, accompanied by a recapitalization. The net assets of CEP were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Twenty One.

This determination was primarily based on the assumption that:

●	Twenty One’s members hold a majority of the voting power of Pubco post Business Combination;

●	The Pubco Board consists of seven directors, four directors designated by Tether with at least two of them qualifying as independent directors under applicable securities exchange rules, two directors designated by SoftBank, with at least one of them qualifying as an independent director under applicable securities exchange rules and the Chief Executive Officer of the Pubco;

●	Twenty One’s operations will substantially comprise the ongoing operations of Pubco; and

●	Twenty One’s senior management will comprise the senior management of Pubco.

Another determining factor was that CEP does not meet the definition of a “business” pursuant to ASC 805-10-55, and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of CEP will be stated at historical cost, with no goodwill or other intangible assets recorded.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025(1)

	Pubco (Historical)	Twenty One (Historical)	Contribution Agreement Transaction Accounting Adjustments		Twenty One Pro Forma Adjusted	CEP (Historical)	Transaction Accounting Adjustments		Convertible Notes Transaction Accounting Adjustments		Equity PIPE Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$-	$808,230	$-		$808,230	$25,000	$105,989,694	B	$440,200,000	G	$178,000,000	A	$119,335,864
							(43,641,113	)C			150,799,992	N
							(99,500,000	)G
							343,104	)J
							(9	)J
							(466,200,000	)O
							(147,499,995	)P
							(239	)S
							11,200	U
Prepaid expenses	-	-	-		-	218,208	382,500	C	-		-		9,850,708
							9,250,000	H
Due from affiliate	-	15,600	-		15,600	-	(15,600	)W	-		-		-
Receivable from related party	-	-	-		-	11,200	(11,200	)U	-		-		-
Total current assets	-	823,830	-		823,830	254,408	(640,891,658)		440,200,000		328,799,992		129,186,572
Non-current assets
Available-for-sale debt securities held in Trust Account	-	-	-		-	105,301,074	(105,989,589	)B	-		-		-
							705,434	L
							239	R
							(17,158	)R
Digital assets	-	-	2,852,652,600	M	2,852,652,600	-	83,086,777	G	-		23,476,844	A	3,940,655,449
							443,800,122	O			12,040,431	N
							125,078,220	P
							400,520,455	Q
Forward sale securities asset	-	-	-		-	1,559,663	(1,559,663	)V	-		-		-
Other assets	-	-	-		-	105	(105	)B	-		-		-
Total non-current assets	-	-	2,852,652,600		2,852,652,600	106,860,842	945,624,732		-		35,517,275		3,940,655,449
Total assets	$-	$823,830	$2,852,652,600		$2,853,476,430	$107,115,250	$304,733,074		$440,200,000		$364,317,267		$4,069,842,021

LIABILITIES
Current liabilities
Accrued expenses	$49,954	$639,982	-		639,982	$1,111,688	$(1,264,505	)C	-		-		$537,119
Accounts payable	-	47,300	-		47,300	-	(26,190	)C	-		-		21,110
Due to related party	15,600	-	-		-	-	(15,600	)W	-		-		-
Notes payable - related party	-	-	-		-	904,335	343,104	J	-		-		-
							(1,247,439	)J
Sponsor note payable	-	-	-		-	-	239	R	-		-		-
							(239	)S

Total current liabilities	65,554	687,282	-		687,282	2,016,023	(2,210,630)		-		-		558,229
Non-current liabilities
Convertible notes payable	-	-	-		-	-			440,200,000	G	-		486,500,000
									46,300,000	H
Debt issuance costs	-	-	-		-	-	(2,201,000	)C			-		(2,201,000)
Total non-current liabilities	-	-	-		-	-	(2,201,000)		486,500,000		-		484,299,000
Total liabilities	65,554	687,282	-		687,282	2,016,023	(4,411,630)		486,500,000		-		484,857,229

Class A ordinary shares subject to possible redemption	-	-	-		-	106,801,179	(105,989,694	)F	-		-		-
							705,434	L
							(1,500,000	)L
							239	R
							(17,158	)R
EQUITY
Twenty One Class A Interests	-	-	-		-	-	-		-		-		-
Twenty One Class B Interests	-	-	-		-	-	-		-		-		-
Pubco Class A Common Stock	-	-	-		-	-	2,673,202	D	-		-		3,465,481
							416,954	K
							375,325	Q
Pubco Class B Common Stock	-	-	-		-	-	2,673,202	D	-		-		3,048,427
							375,325	Q
							(100	)T
CEP preference shares	-	-	-		-	-	-		-		-		-
CEP Class A Ordinary Shares	-	-	-		-	30	1,000	F	-		2,000	A	-
							342	I			786	N
							(4,170	)K
							12	J
CEP Class B Ordinary Shares	-	-	-		-	250	92	H	-		-		-
							(342	)I
Additional paid-in capital	-	1,200,000	2,852,652,600	M	2,853,852,600	-	(33,154,066	)C	(46,300,000	) H	201,474,844	A	3,642,635,005
							(5,346,404	)D			162,839,637	N
							(6,574,747	)E
							105,988,694	F
							9,249,908	H
							(412,784	)K
							1,247,418	J
							399,769,805	Q
							100	T
Accumulated deficit	(65,554)	(1,063,452)	-		(1,063,452)	(1,717,262)	(6,612,852	)C	-		-		(64,164,121)
							6,574,747	E
							15,030	F
							(16,413,223	)G
							1,500,000	L
							(22,399,878	)O
							(22,421,775	)P
							(239	)R
							(1,559,663	)V
Accumulated other comprehensive income	-	-	-		-	15,030	(15,030	)F	-		-		-
Total equity (deficit)	(65,554)	136,548	2,852,652,600		2,852,789,148	(1,701,952)	415,945,883		(46,300,000)		364,317,267		3,584,984,792
Total equity and liabilities	$-	$823,830	$2,852,652,600		$2,853,476,430	$107,115,250	$304,733,074		$440,200,000		$364,317,267		$4,069,842,021

(1)	The unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical unaudited balance sheet of Twenty One as of September 30, 2025, with the historical unaudited consolidated balance sheet of Pubco as of September 30, 2025, and with the historical unaudited balance sheet of CEP as of September 30, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025(2)

	Pubco (Historical Statement of Operations)	Twenty One (Historical Statement of Operations)	Contribution Agreement Transaction Accounting Adjustments	Twenty One Pro Forma Adjusted	CEP (Historical Statement of Operations and Other Comprehensive Income)	Transaction Accounting Adjustments		Convertible Notes Transaction Accounting Adjustments		Equity PIPE Transaction Accounting Adjustments	Pro Forma Combined
General and administrative costs	$(57,798)	$(980,152)	$-	$(980,152)	$(1,621,662)	$(47,813	) CC	$-		$-	$(2,707,425)
Sales and marketing	-	(83,300)	-	(83,300)	-	-					(83,300)
Administrative expenses - related party	-	-			(90,000)	90,000	BB	-		-	-
Loss from operations	(57,798)	(1,063,452)	-	(1,063,452)	(1,711,662)	42,187		-		-	(2,790,725)

Other income (expense):
Interest income on investments held in Trust Account	-	-	-	-	3,404,414	(3,404,414	) AA	-		-	-
Realized gain on sale of available-for-sale debt securities	-	-	-	-	-	15,030	EE	-		-	-
						(15,030	) EE
Change in fair value of forward sale securities	-	-	-	-	1,559,663	(1,559,663	) GG	-		-	-
Interest expense	-	-	-	-	-	-		(3,648,750	) DD	-	(3,978,900)
								(330,150	) FF
Other income, net	-	-	-	-	4,964,077	(4,964,077)		(3,978,900)		-	(3,978,900)

Net (loss) income	$(57,798)	$(1,063,452)	$-	$(1,063,452)	$3,252,415	$(4,921,890)		$(3,978,900)		$-	$(6,769,625)

Other Comprehensive Income (Loss):
Change in unrealized depreciation of available-for-sale debt securities	-	-	-	-	(79,606)	79,606	EE	-		-	-
Total other comprehensive income (loss)	-	-	-	-	(79,606)	79,606		-		-	-
Comprehensive income (loss)	$(57,798)	$(1,063,452)	$-	$(1,063,452)	$3,172,809	$(4,842,284)		$(3,978,900)		$-	$(6,769,625)

Basic and diluted net income per share	$(57,798)	$(1,063,452)			$0.25

Pro forma weighted average number of shares outstanding - basic and diluted											346,548,153 (1)
Pro forma loss per share - basic and diluted											$(0.02)

(1)	Please refer to Note 3 (“Net Loss per Share”) for details.
(2)	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, combines the historical unaudited statement of operations of Pubco for the period from March 7, 2025 (Inception) to September 30, 2025 with the unaudited statement of operations of Twenty One for the period April 17, 2025 (Inception) through September 30, 2025, with the historical unaudited statement of operations of CEP for the nine months ended September 30, 2025.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024(2)

	Pubco (Historical Statement of Operations)	Twenty One (Historical Statement of Operations)	Other Related Transaction Accounting Adjustments	Twenty One Pro Forma Adjusted	CEP (Historical Statement of Operations and Other Comprehensive Income)	Transaction Accounting Adjustments		Convertible Notes Transaction Accounting Adjustments		Equity PIPE Transaction Accounting Adjustments	Pro Forma Combined
General and administrative costs	$-	$-	$-	$-	$(297,816)	$(4,812,852	) CC	$-		$-	$(5,174,418)
						(63,750	)FF
Transaction costs						(1,800,000	)DD	-		-	(1,800,000)
Administrative expenses - related party	-	-	-	-	(46,129)	46,129	BB	-		-	-
Total operating expenses	-	-	-	-	(343,945)	(6,630,473)		-		-	(6,974,418)
Loss from operations	-	-	-	-	(343,945)	(6,630,473)		-		-	(6,974,418)

Other income (expense):
Interest income on investments held in Trust Account	-	-	-	-	1,881,736	(1,881,736	)AA	-		-	-
Realized gain on sale of available-for-sale debt securities	-	-	-	-	-	94,636	HH	-		-	-
						(94,636	)HH
Interest expense	-	-	-	-	-	-		(4,865,000	)GG	-	(5,305,200)
								(440,200	)II
Loss on settlement of derivative liability	-	-	-	-	-	(61,234,876	)EE	-		-	(61,234,876)
Other income (expense):	-	-	-	-	1,881,736	(63,116,612)		(5,305,200)		-	(66,540,076)

Net income (loss)	$-	$-	$-	$-	$1,537,791	$(69,747,085)		$(5,305,200)		$-	$(73,514,494)

Other Comprehensive Income:
Change in unrealized appreciation of available-for-sale debt securities	-	-	-	-	94,636	(94,636	)HH	-		-	-
Total other comprehensive income	-	-	-	-	94,636	(94,636)		-		-	-
Comprehensive income (loss)	$-	$-	$-	$-	$1,632,427	$(69,841,721)		$(5,305,200)		$-	$(73,514,494)

Basic and diluted net income per share					$0.24

Pro forma weighted average number of shares outstanding - basic and diluted											346,548,153 (1)
Pro forma loss per share - basic and diluted											$(0.21)

(1)	Please refer to Note 3 — “Net Loss per Share” for details.
(2)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, contains the historical audited statement of operations of CEP for the year ended December 31, 2024. Pubco was incorporated on March 7, 2025, and Twenty One was incorporated on April 17, 2025, therefore there are no historical statement of operations for the year ended December 31, 2024, included in the unaudited pro forma condensed combined statement of operations as of December 31, 2024.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Accounting Policies

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP with CEP being treated as the acquired company for financial reporting purposes and Twenty One as the accounting “acquirer.” Under this method of accounting, although CEP acquired all the outstanding equity interests of Twenty One in the Business Combination, CEP was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Pubco issuing stock for the net assets of CEP, accompanied by a recapitalization. The net assets of CEP were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Twenty One.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination and related transactions occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	CEP’s unaudited balance sheet as of September 30, 2025, and the related notes for the nine months ended September 30, 2025, included in the Proxy Statement/Prospectus; and

●	Pubco’s unaudited consolidated balance sheet as of September 30, 2025, and the related notes for the period from March 7, 2025 (Inception) through September 30, 2025, included in the Proxy Statement/Prospectus.

●	Twenty One’s unaudited balance sheet as of September 30, 2025, and the related notes for the period from April 17, 2025 (Inception) through September 30, 2025, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	CEP’s unaudited statement of operations for the nine months ended September 30, 2025, and the related notes, included in the Proxy Statement/Prospectus; and

●	Pubco’s unaudited consolidated statement of operations for the period from March 7, 2025 (Inception) through September 30, 2025, and the related notes, included in the Proxy Statement/Prospectus.

●	Twenty One’s unaudited statement of operations for the period from April 17, 2025 (Inception) through September 30, 2025, and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, has been derived from the historical audited financial statements of CEP for the year ended December 31, 2024, and the related notes thereto included elsewhere in this prospectus. Pubco was incorporated on March 7, 2025, and Twenty One was incorporated on April 17, 2025; therefore, there are no historical statement of operations for the year ended December 31, 2024, included in the unaudited pro forma condensed combined statement of operations as of December 31, 2024.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The historical financial statements of Pubco and Twenty One have been prepared in accordance with U.S. GAAP. The historical financial statements of CEP have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by Twenty One.

Upon consummation of the Business Combination, management has performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the three entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Pubco, Twenty One and CEP have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.

Transaction Accounting Adjustments to Unaudited Pro Foma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2025, are as follows:

A.	Reflects the proceeds received from the April Equity PIPE of $178.0 million and 259.2396243 Bitcoin, valued at $90,528.44 per Bitcoin as of the Closing Date of December 8, 2025, or $23.5 million, pursuant to the April Equity PIPE Subscription Agreements, for the issuance of 20,000,000 CEP Class A Ordinary Shares at $10 per share, par value $0.0001.

B.	Reflects the liquidation and reclassification of $106.0 million of funds held in the Trust Account to cash that became available following the Business Combination.

C.	Reflects the payment of $10.1 million of CEP transaction costs at the Closing of which $1.0 million of these fees were accrued as of September 30, 2025. The $4.3 million of these fees related to the PIPE Investments have been recorded as additional paid-in capital. The remaining amount of $4.8 million is reflected as an adjustment to accumulated losses.

Reflects the payment of $33.5 million of Twenty One transaction costs at the Closing of which $0.3 million of these fees were accrued as of September 30, 2025. The legal success fee of $1.8 million has been recorded to accumulated deficit, the $0.4 million for the D&O tail policy with a term of six years has been recorded as prepaid expenses, the $2.2 million related to the debt issuance has been recorded to debt issuance costs and the remaining $28.9 million has been recorded to additional paid-in capital.

D.	Represents the exchange of Twenty One Interests for the issuance of 267,320,426 shares of Pubco Class A Stock and Pubco Class B Stock upon Closing.

E.	Represents the elimination of CEP’s historical accumulated losses after recording the transaction costs incurred by CEP of $4.8 million as described in (C) above, the reversal of the $0.15 per public share accrual in ordinary shares subject to redemption pf $1.5 million, as described in (L) below, the reversal of $0.02 million of the accumulated other comprehensive income in adjustment (F) below, the recording of interest earned in the Trust of $0.7 million as described in (L) below, the accretion of ordinary shares subject to redemption of $0.7 million as described in (L) below, and the reversal of the forward sale securities asset of $1.6 million as described in (V) below.

F.	Reflects the reclassification of 9,998,404 shares of CEP Class A ordinary shares subject to possible redemption to permanent equity.

G.	Reflects the proceeds received in connection with Initial Convertible Note PIPE for the issuance of the Convertible Notes with an aggregate principal of $340.2 million and the Option Notes with an aggregate principal amount of $100.0 million. Pubco analyzed the accounting treatment of the Convertible Notes and determined the Convertible Notes are required to be classified as a liability under ASC 480 and the conversion features do not meet the definition of an embedded derivative under ASC 815. As such Pubco recorded the proceeds from the Convertible Notes less a debt discount representing debt issuance costs on the date of the issuance.

Reflects the purchase of 917.4736061 Bitcoin at an aggregate purchase price of $99.5 million. Pursuant to the Business Combination agreement, Tether purchased 917.47360612 Bitcoin for an aggregate purchase price of $99.5 million at an average price per Bitcoin of $108,449.99 and placed such Bitcoin in a digital wallet held or operated by or on behalf of Tether. At inception this agreement was determined to meet the definition of a derivative pursuant to ASC 815 which requires the fair valuing of a liability at inception with changes in fair value recorded in the company’s profit and loss statement. The digital assets were valued at the per Bitcoin value of $90,560.40 as of the Closing Date of December 8, 2025, or $83.1 million, and a loss of $16.4 million was recognized for the difference between the digital asset value and the purchase price which reflects the settlement of the derivative liability at Closing.

H.	Reflects 9,463,886 CEP Class A ordinary shares issued to the Sponsor upon conversion of its CEP Class B ordinary shares pursuant to the anti-dilution right in the CEP Memorandum and Articles of which there were 2,500,000 existing CEP Class B Ordinary Shares, an additional 915,104 Class B ordinary shares issued, 1,418,782 CEP Class A Ordinary Shares forfeited and 4,630,000 CEP Class A Ordinary Shares issued, exchanged for an equal number of shares of Pubco Class A Stock and then canceled in exchange for convertible notes at $10 per share. Also reflects the Cantor advisory services fee of $9.3 million recognized at the Closing for services to be performed at a future time.

I.	Reflects the conversion of CEP Class B Ordinary Shares into CEP Class A Ordinary Shares upon the Closing.

J.	Reflects the additional draw on the Sponsor loan subsequent to September 30, 2025, of $0.3 million and the conversion of the CEP Sponsor loan of $1.2 million into CEP Class A Ordinary Shares at a conversion price of $10.00 per share upon the Closing.

K.	Reflects the conversion of CEP Class A Ordinary Shares into shares of Pubco Class A Stock upon the consummation of the CEP Merger at the Closing.

L.	Reflects the reversal of the accrual of the $0.15 per public shares for the redeeming Public Shareholders of $1.5 million, the interest earned in the Trust Account subsequent to September 30, 2025 of $0.7 million and the accretion of the Class A ordinary shares subject to redemption of $0.7 million.

M.	Reflects the contribution of 31,500 Bitcoin, valued at $90,560.40 per Bitcoin as of the Closing Date of December 8, 2025, or $2.9 billion, by Tether and Bitfinex for (i) 208 Twenty One Class A Interests and 208 Twenty One Class B Interests for Tether and (ii) 59 Twenty One Class A Interests and 59 Class B Interests for Bitfinex upon the Closing. At inception the Contribution Agreement was determined to meet the definition of a liability under ASC 815-40, which requires fair valuing at inception with changes in fair value recorded on the company’s profit and loss statement.

N.	Reflects proceeds received from the June Equity PIPE of $150.8 million and 132.9546968 Bitcoin, valued at $90,560.40 per Bitcoin as of the Closing Date of December 8, 2025, or $12.0 million, pursuant to the June Equity PIPE Subscription Agreements, for the issuance of 7,857,143 CEP Class A Ordinary Shares at $21.00 per share, par value $0.0001.

O.	Reflects the sale of 4,900.598072 Bitcoin from Tether to Pubco for a purchase price of $466.2 million. This agreement meets the definition of a derivative pursuant to ASC 815 and requires the fair valuing of a liability at inception with changes in fair value recorded in the Company’s profit and loss statement. The digital assets were valued at a per Bitcoin price of $90,560.40 as of the closing date of December 8, 2025, or $443.8 million and a loss of $22.4 million was recognized for the difference between the Bitcoin value and the purchase price which reflects the settlement of the derivative liability at Closing.

P.	Reflects the sale of 1,381.157994 Bitcoin from Tether to Pubco for a purchase price of $147.5 million. This agreement meets the definition of a derivative pursuant to ASC 815 and requires the fair valuing of a liability at inception with changes in fair value recorded in the Company’s profit and loss statement. The digital assets were valued at a per Bitcoin price of $90,560.40 as of the Closing Date of December 8, 2025, or $125.1 million and a loss of $22.4 million was recognized for the difference between the Bitcoin value and the purchase price which reflects the settlement of the derivative liability at Closing.

Q.	Reflects the contribution of the Additional PIPE Bitcoin of 4,422.68867 Bitcoin by Tether to Pubco for shares of Pubco Class A Stock and Pubco Class B Stock with a value of $84,863.57 per Bitcoin, or $375.3 million, at $10.00 per share, or 37,532,514 shares, pursuant to Amendment 1 of the Business Combination Agreement, at $10 per share, par value $0.01. The digital assets were valued at a per Bitcoin price of $90,560.40 as of the Closing Date of December 8, 2025, or $400.5 million.

R.	Reflects the draw on the Sponsor note of $239.40 for the $0.15 per public share for the 1,596 public shares redeemed that was deposited in the Trust Account. Reflects the redemption of 1,596 shares at a redemption price of $10.75, or $17,158.

S.	Reflects the payment of the Sponsor note payable upon the Closing.

T.	Reflects the 10,000 shraes of Pubco Class B Stock cancelled pursuant to the Cantor F&F Sale.

U.	Reflects the payment of the receivable due from related party upon the Closing.

V.	Reflects the reversal of the forward sale securities asset upon the issuance of the shares in the April Equity PIPE as described in (A) above and the June Equity PIPE as described in (N) above.

W.	Reflects the elimination of the intercompany balances between Pubco and Twenty One upon the Closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, are as follows:

AA.	Reflects the elimination of the interest income earned on funds in the Trust Account which funds were released from the Trust Account upon the Closing .

BB.	Reflects the elimination of the administrative service fees that ceased to be paid upon the Closing.

CC.	Reflects the amortization of the prepaid D&O insurance policy for the nine months ended September 30, 2025, amortized over a term of 6 years.

DD.	Reflects the accrual of interest expense on the Convertible Notes at 1.00% per year for the period ended September 30, 2025.

EE.	Reflects the realization of unrealized depreciation of available-for-sale debt securities and the elimination of the realized gain.

FF.	Reflects the amortization of the debt issuance costs, based on the 5 year term of the Convertible Notes.

GG.	Reflects the reversal of the change in fair value of forward sale securities upon the issuance of the shares in the April Equity PIPE as described in (A) above and the June Equity PIPE as described in (N) above. .

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, are as follows:

AA.	Reflects the elimination of the interest income earned on funds in the Trust Account which were released from the Trust Account upon the Closing .

BB.	Reflects the elimination of the administrative service fees that ceased to be paid upon the Closing.

CC.	Reflects the transaction costs of CEP.

DD.	Reflects the success fee paid to legal advisors upon Closing.

EE.	Reflects the loss on the settlement of the derivative liabilities for the sale of Bitcoin from Tether to Pubco as described in (G), (O) and (P) above for an aggregate amount of $61.2 million.

FF.	Reflects the amortization of the prepaid D&O insurance policy for the year ended December 31, 2024, amortized over a term of 6 years.

GG.	Reflects the accrual of interest expense on the Convertible Notes at 1.00% per year for the year ended December 31, 2024.

HH.	Reflects the realization of unrealized depreciation of available-for-sale debt securities and the elimination of the realized gain.

II.	Reflects the amortization of the debt issuance costs, based on the 5-year term of the Convertible Notes.

Note 3 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by CEP’s Public Shareholders for the nine months ended September 30, 2025, and the year ended December 31, 2024:

Nine Months Ended September 30, 2025
Pro forma net loss	$(6,769,625)
Weighted average shares outstanding of Pubco Class A Stock – basic and diluted (1)	346,548,153
Net loss per share – basic and diluted	$(0.02)

Year Ended December 31, 2024
Pro forma net loss	$(73,514,494)
Weighted average shares outstanding of Pubco Class A Stock – basic and diluted (1)	346,548,153
Net loss per share – basic and diluted	$(0.21)

(1)	The 37,423,064 potentially dilutive shares underlying the Convertible Notes were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.